LL&E ROYALTY TRUST — LL&E ROYALTY TRUST ANNOUNCES ADJOURNMENT OF AUGUST 12, 2011 SPECIAL MEETING OF UNITHOLDERS

The Bank of New York Mellon Trust Company,	NEWS RELEASE
N.A. — Trustee
FOR IMMEDIATE RELEASE
     AUSTIN, Texas, August 12, 2011—LL&E Royalty Trust (Pink Sheets:LRTR.pk — News) announced that the Special Meeting of Trust Unitholders scheduled for August 12, 2011 commenced but was adjourned today as a result of the decision of Premier Bank & Trust, National Association, that Premier is no longer willing to serve as successor trustee of LL&E Royalty Trust (the “Trust”).
     The Special Meeting was called at the request of a unitholder holding more than 10% of the Trust units (the “Proponent”) to vote on a proposal made by the Proponent to remove The Bank of New York Mellon Trust Company, N.A. as Trustee and to appoint Premier Bank & Trust, National Association, as successor trustee. The meeting has been adjourned in an effort to give Premier additional time in which to review the situation and to reconsider its decision. The meeting has been temporarily adjourned from day to day until 10:00 a.m. Eastern Time on August 24, 2011, at which time the Special Meeting will reconvene in the same location at which it was originally scheduled, being 101 Barclay Street, New York, NY, 10007.
     On July 22, 2011 the Trust mailed definitive proxy materials relating to the meeting to unitholders and filed definitive copies with the Securities and Exchange Commission. Unitholders should read the proxy statement because it contains important information. Investors can get the proxy statement, and any other relevant documents, for free at the Commission’s web site at http://www.sec.gov. The proxy statement includes information about the Proponent.
     This press release is not a request for a proxy, or a request to execute or not to execute, or to revoke, a proxy.
     This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include all statements included in this press release regarding the adjourned Special Meeting of Unitholders. An investment in Units issued by LL&E Royalty Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2008, and all of its other filings with the Securities and Exchange Commission, including the Form 12b-25 filed by the Trust with the Commission on April 1, 2011. The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s web site at http://www.sec.gov.
Contact:
LL&E Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich, 800-852-1422
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